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                                                             EXHIBIT 1.A.(10)(b)

                                         Variable Life Insurance Service Center
                                         P.O. Box 9025
                                         Springfield, MA 01102-9025
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                        APPLICATION FOR REINSTATEMENT
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This is an application to Merrill Lynch Life Insurance Company, a life insurance company domiciled in Little Rock, Arkansas for the reinstatement of life insurance contract number __________________________ on the life of ___________________________, the Former Insured.
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         TERMS FOR                Except as stated below, the Former Insured:
         REINSTATEMENT            1.   Is presently employed as a(n):
                                       ________________________
                                  2.   Is in good health.
                                  3.   Is free from all disease and deformities.
                                  4.   Has not, within the past 24 months,
                                       consulted any physician or practitioner, been a patient in any hospital, institution, sanitorium or suffered any illness or bodily injury.
                                  5.   Has not applied for, or requested
                                       reinstatement of health or life insurance since the above policy was issued which has been declined or is now pending.

                                       If there are any exceptions to the above,
                                       please provide details on the lines
                                       below:
                                       -----------------------------------------
                                       -----------------------------------------

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         AUTHORIZATION            To help determine my insurability, I
                                  authorize:
                                  -    Any physician, hospital, other medical
                                       practitioner or facility, insurance
                                       company or the Medical Information Bureau to release to Merrill Lynch and its reinsurers information about my health or the health of any of my minor children who are to be insured.
                                  -    Any employer, business associate,
                                       financial institution, consumer reporting agency or government unit to release to Merrill Lynch and its reinsurers any information about my occupation, avocation, finances, driving record, character and reputation or that of my minor children who are to be insured.
                                  -    Merrill Lynch to obtain investigative
                                       consumer reports, if appropriate.
                                  - Merrill Lynch to report information about my insurability or that of any of my minor children to its reinsurers and to the Medical Information Bureau.
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REINSTATEMENT SIGNATURES

I hereby apply for reinstatement of the above contract and agree that the above statements are true to the best of my knowledge and belief.


____________________________________________
Signature of Former Insured             Date

____________________________________________
Signature of Former Insured             Date

(If other than the Former Insured. If jointly owned, both owners must sign.)

AUTHORIZATION:

I understand that I have the right to learn the content and receive a copy of any information obtained by Merrill Lynch pursuant to this authorization and that a copy of this authorization is as valid as the original. I acknowledge receipt of the Fair Credit Reporting Act and Medical Information Bureau Notices (located on the reverse side of this form) and that this authorization is valid for 2 1/2 years from the date this form is signed.

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Former Insured                                                              Date


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Applicant/Owner                                                             Date













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MERRILL LYNCH LIFE INSURANCE COMPANY
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NOTICES TO THE PROPOSED INSURED
LEAVE THIS FORM WITH CLIENT.
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MEDICAL INFORMATION    Information on your insurability will be treated as
BUREAU NOTICE          confidential.  However, we may make a brief report on our
                       conclusions to the Medical Information Bureau, a non-profit membership organization of life insurance companies, which operates an information exchange on behalf of its members. If you apply to another Bureau member company for life or health insurance coverage, or submit a claim for benefits to such company, that company may request the Bureau to provide information in your file. If you ask, the Bureau will provide your physician with any information it has on you. If you believe the information is inaccurate, you may contact the Bureau and seek a correction in accordance with procedures similar to those set forth in the Federal Fair Credit Reporting Act. The address of the Bureau's information office is Post Office Box
                       105, Essex Station, Boston, MA 02112. The telephone number is (617) 426-3660.

                       We may also release information in our files to our
                       reinsurers and to other life insurance companies to whom
                       you may apply for life or health insurance or to whom you
                       may submit a claim.
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FAIR CREDIT            In connection with our underwriting of this application,
REPORTING ACT          we may conduct an investigative consumer report on the
                       proposed insured. This report, if requested, will contain information on your character, general reputation, personal characteristics, and mode of living. This information may be obtained through personal interviews with you, your neighbors, friends and acquaintances, or through telephone interviews with you or a member of your household. You may ask to be interviewed in connection with this report.

                       Any information obtained in this report would be for business purposes only. No information will be revealed to any person contacted for the purpose of completing the report. You may request and receive a copy of this investigative consumer report. If you would like additional information on the nature and extent of the investigation, we will be pleased to provide it to you. Send your written request to Merrill Lynch's Variable Life Service Center, P.O. Box 9025, Springfield, MA 01102-9025.

                       Please be sure to include your full name, date of birth
                       and any applicable policy numbers.
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AUTHORIZATION BY       IN SIGNING THE APPLICATION, YOU'VE AUTHORIZED THE
PROPOSED INSURED       FOLLOWING TO HELP DETERMINE INSURABILITY:
                       -     any physician, hospital, other medical practitioner
                             or facility, insurance company and the Medical Information Bureau (see Notice above) to release to Merrill Lynch and its reinsurers information about your health or the health of any of your minor children who are to be insured;
                       -     any employer, business associate, financial
                             institution, consumer reporting agency, government unit, and the Medical Information Bureau (see Notice above) to release to Merrill Lynch and its reinsurers information about your occupation, avocation, finances, driving record, character and reputation or that of your minor children who are to be insured;



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                       -     Merrill Lynch to obtain investigative consumer
                             reports, if appropriate; and
                       - Merrill Lynch to report information about the insurability of you or any of your minor children to its reinsurers and to the Medical Information Bureau, as described in the statement of Merrill Lynch's underwriting procedures (see Notice above).

                       You understand that you have the right to learn the content and receive a copy of any such report. You agree that a photographic copy of the authorization is as valid as the original. You acknowledge receipt of the Fair Credit Reporting Act and Medical Information Bureau Notices. You agree the authorization is valid for two and one-half years from the date the application was signed.





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